Contact: Chris Donaghey
443-733-1600

KEYW Reports Q3 2014 Financial Results

HANOVER, Md., October 28, 2014 (GLOBE NEWSWIRE) - The KEYW Holding Corporation (NASDAQ: KEYW) announces Q3 2014 revenue of $79.0 million, an increase of 7% versus Q3 2013. GAAP loss per share was $0.08 in Q3 2014 on a fully diluted basis, versus GAAP loss per share of $0.15 in Q3 2013, which included an estimated $0.13 per share after tax one-time charge related to litigation settlement. Amortization associated with acquisition-related intangibles reduced Q3 2014 earnings per share by an estimated $0.05 per share on an after-tax basis. Adjusted EBITDA (as described below) for Q3 2014 was $5.0 million, or 6.4% of revenue, and compares to Q3 2013 adjusted EBITDA of $6.8 million, or 9.2% of revenue. In Q3 2014 KEYW was awarded new funding actions of $66.5 million and ended the quarter with 1,081 employees.

“We continued to see strong momentum in the third quarter in our Government Solutions segment with record quarterly revenue and continued strong EBITDA margin,” commented Len Moodispaw, Chairman and CEO of KEYW. “We also made good progress in our Commercial Cyber Solutions segment where we announced a major enhancement to our HawkEye G product, grew revenue by more than 50% on a sequential basis, adding several new customers, and further expanded the number of prospects in our pilot queue in industries such as retail, telecommunications, financial services, healthcare, energy and government.”

In KEYW’s Government Solutions segment, revenue in Q3 2014 was $75.9 million, an increase of 6% versus Q3 2013, with the drivers of the increase associated with organic growth, the reduced impact of sequestration in Q3 2014, and the absence of the October 2013 federal government shutdown. Gross margin in Q3 2014 was 32%, flat with Q3 2013. Adjusted EBITDA margin in the Government Solutions segment was 16% in Q3 2014, up from 15% in Q3 2013.

Revenue in KEYW’s Commercial Cyber Solutions segment was $3.0 million in Q3 2014, up 51% versus Q3 2013 revenue of $2.0 million. Bookings in Q3 2014 were $3.1 million. Operating expense in Q3 2014 was $10.3 million, up from $5.5 million in Q3 2013, as a result of continued investment in infrastructure, which included further additions to the product development, marketing, and sales organizations.

Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America, or US GAAP. The adjusted EBITDA reconciliation tables below provide a reconciliation of this non-US GAAP financial measure to net income (loss), the most directly comparable financial measure calculated and presented in accordance with US GAAP. Adjusted EBITDA should not be considered as an alternative to net income, operating income or any other measure of financial performance calculated and presented in accordance with US GAAP. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate. In addition, our board of directors and management use adjusted EBITDA:

•	as a measure of operating performance;

•	to determine a significant portion of management’s incentive compensation;

•	for planning purposes, including the preparation of our annual operating budget; and

•	to evaluate the effectiveness of our business strategies.

Adjusted EBITDA is not a recognized term under US GAAP and does not purport to be an alternative to net income as a measure of operating performance or the cash flows from operating activities as a measure of liquidity. Please refer to the table below that reconciles GAAP net income to adjusted EBITDA.

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013

Net Loss	$(3,022)	$(5,502)	$(7,828)	$(10,124)
Depreciation	1,812	1,471	5,282	4,311
Intangible Amortization	3,029	5,984	9,088	18,995
Acquisition Costs and Other Nonrecurring Costs(1)	51	6,507	83	7,486
Stock Compensation Amortization	1,751	1,494	5,052	4,314
Interest Expense	4,348	849	6,426	2,674
Tax Benefit	(2,921)	(4,045)	(5,546)	(7,080)
Adjusted EBITDA	$5,048	$6,758	$12,557	$20,576

(1)	Q3 2013 Other Non-recurring Costs include the 2013 legal settlement.

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Government Solutions Statements of Operations
(In thousands)

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$75,932	$71,762	$209,297	$223,427
Costs of Revenues, excluding amortization	51,889	48,964	143,519	154,514
Gross Profit	24,043	22,798	65,778	68,913

Operating expenses	14,879	15,193	41,694	50,947
Intangible amortization expense	1,881	4,952	5,943	15,902
Net Operating Income	7,283	2,653	18,141	2,064

Reconciliation of Net Operating Income to Adjusted EBITDA:

Depreciation	1,181	1,398	4,007	4,152
Intangible Amortization	1,881	4,952	5,943	15,902
Acquisition Costs and Other Nonrecurring Costs	51	62	83	1,039
Stock Compensation Amortization	1,751	1,494	5,052	4,314
Other Non-operating Income	107	(27)	130	226
Segment Adjusted EBITDA	$12,254	$10,532	$33,356	$27,697

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Commercial Cyber Solutions Statements of Operations
(In thousands)

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$3,037	$2,011	$7,708	$6,477
Costs of Revenues, excluding amortization	586	382	1,651	1,300
Gross Profit	2,451	1,629	6,057	5,177

Operating expenses	10,288	5,476	28,131	12,457
Intangible amortization expense	1,148	1,032	3,145	3,093
Net Operating Loss	(8,985)	(4,879)	(25,219)	(10,373)

Reconciliation of Net Operating Loss to Adjusted EBITDA:

Depreciation	631	73	1,275	159
Intangible Amortization	1,148	1,032	3,145	3,093
Acquisition Costs and Other Nonrecurring Costs	—	—	—	—
Stock Compensation Amortization	—	—	—	—
Other Income	—	—	—	—
Segment Adjusted EBITDA	$(7,206)	$(3,774)	$(20,799)	$(7,121)

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Government Solutions	$75,932	$71,762	$209,297	$223,427
Commercial Cyber Solutions	3,037	2,011	7,708	6,477
Total	78,969	73,773	217,005	229,904
Costs of Revenues, excluding amortization
Government Solutions	51,889	48,964	143,519	154,514
Commercial Cyber Solutions	586	382	1,651	1,300
Total	52,475	49,346	145,170	155,814
Gross Profit
Government Solutions	24,043	22,798	65,778	68,913
Commercial Cyber Solutions	2,451	1,629	6,057	5,177
Total	26,494	24,427	71,835	74,090
Operating Expenses
Operating expenses	25,167	20,669	69,825	63,404
Intangible amortization expense	3,029	5,984	9,088	18,995
Total	28,196	26,653	78,913	82,399
Operating Loss	(1,702)	(2,226)	(7,078)	(8,309)
Non-Operating Expense, net	4,241	7,321	6,296	8,895
Loss before Income Taxes	(5,943)	(9,547)	(13,374)	(17,204)
Income Tax Benefit, net	(2,921)	(4,045)	(5,546)	(7,080)
Net Loss	$(3,022)	$(5,502)	$(7,828)	$(10,124)
Weighted Average Common Shares Outstanding
Basic	37,571,677	36,708,835	37,394,789	36,554,964
Diluted	37,571,677	36,708,835	37,394,789	36,554,964
Loss per Share
Basic	$(0.08)	$(0.15)	$(0.21)	$(0.28)
Diluted	$(0.08)	$(0.15)	$(0.21)	$(0.28)

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
(In thousands, except share and par value per share amounts)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,174	$2,480
Receivables	47,941	51,198
Inventories, net	16,232	11,305
Prepaid expenses	2,623	2,009
Income tax receivable	8,952	4,133
Deferred tax asset, current	787	1,133
Total current assets	123,709	72,258

Property and equipment, net	28,068	26,826
Goodwill	297,484	297,484
Other intangibles, net	24,183	29,343
Other assets	5,515	3,038
TOTAL ASSETS	$478,959	$428,949
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolver	$—	$22,000
Accounts payable	10,947	8,004
Accrued expenses	7,406	5,628
Accrued salaries and wages	14,252	11,948
Term note – current portion	—	7,000
Deferred revenue	1,752	2,745
Total current liabilities	34,357	57,325
Long-term liabilities:
Convertible senior notes, net of discount	123,096
Term note – non-current portion	—	56,000
Non-current deferred tax liability	7,491	8,095
Other non-current liabilities	6,842	7,292
TOTAL LIABILITIES	171,786	128,712
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	—	—
Common stock, $0.001 par value; 100 million shares authorized, 37,583,787 and 36,925,730 shares issued and outstanding	38	37
Additional paid-in capital	317,320	302,557
Accumulated deficit	(10,185)	(2,357)
Total stockholders’ equity	307,173	300,237
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$478,959	$428,949

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine months ended September 30, 2014	Nine months ended September 30, 2013
	(Unaudited)	(Unaudited)
Net loss	$(7,828)	$(10,124)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock compensation	5,052	4,314
Depreciation/Amortization	14,370	23,306
Amortization of discount on convertible debt	967	—
Write-off of deferred financing costs	1,976	—
Non-cash impact of TI earn-out reduction	—	(146)
Windfall tax benefit from option exercise	(382)	—
Deferred taxes	(258)	(5,310)
Changes in operating assets and liabilities:
Receivables	3,257	8,580
Inventories, net	(4,863)	(1,497)
Prepaid expenses	(67)	(990)
Income tax, net	(4,251)	96
Accounts payable	2,943	247
Accrued expenses	2,393	702
Other balance sheet changes	406	195
Net cash provided by operating activities	13,715	19,373
Cash flows from investing activities:
Acquisitions, net of cash acquired	(2,940)	(6,751)
Purchases of property and equipment	(6,499)	(5,443)
Capitalized software development costs	—	(2,716)
Net cash used in investing activities	(9,439)	(14,910)
Cash flows from financing activities:
Proceeds from issuance of convertible debt	149,500	—
Purchase of convertible note hedges	(18,403)	—
Issuance cost of convertible senior notes and revolving credit facility	(6,446)	—
Repayment from revolver, net	(22,000)	(1,000)
Repayment of term note	(63,000)	(3,938)
Windfall tax benefit from option exercise	382	—
Proceeds from option and warrant exercises, net	385	1,454
Net cash provided by (used in) financing activities	40,418	(3,484)
Net increase in cash and cash equivalents	44,694	979
Cash and cash equivalents at beginning of period	2,480	5,639
Cash and cash equivalents at end of period	$47,174	$6,618
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,676	$2,711
Cash paid for taxes	$71	$2,625

A conference call has been scheduled to discuss these results on October 28, 2014 at 5:00 p.m. (EST). At that time, Management will review the Company's third quarter 2014 financial results, followed by a question-and-answer session to further discuss the results.

Interested parties will be able to connect to our Webcast via the Investor page on our website, http://investors.keywcorp.com on October 28, 2014. We encourage people to register for an email reminder about the Webcast on the Event Calendar tab, also found on the Investors page of our website. Interested parties may also listen to the conference call by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868. The conference ID for the event is 18534497.

An archive of the Webcast will be available on our webpage following the call. In addition, a podcast of our conference call will be available for download from our Investors page of our website at approximately the same time as the webcast replay.

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for US Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities”, and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 10, 2014 with the SEC as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time.. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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